UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020

UNITY BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38470	26-4726035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

285 East Grand Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 416-1192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UBX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Pipeline and Business Updates

On February 25, 2020, Unity Biotechnology, Inc., a Delaware corporation (“UNITY” or the “Company”), issued a press release announcing, among other things, UNITY’s cash, cash equivalents and investments (unaudited) as of December 31, 2019. The full text of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 2.02 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On February 25, 2020, UNITY announced that the its Phase 2 study of UBX0101 in patients with moderate-to-severe osteoarthritis (“OA”) of the knee is now fully enrolled. Both 12- and 24-week results are now expected in the second half of 2020. In addition, UNITY announced that it had dosed the first patients in a Phase 1b study to explore the safety, tolerability and initial efficacy of a higher dose (8.0 mg) and repeated doses (4.0 mg x 2, separated by 1 month) of UBX0101. The study is expected to enroll approximately 36 patients with 12-week results expected in the second half of 2020.

UNITY further announced that its lead ophthalmology candidates, UBX1325 and UBX1967, are currently in the final phases of Investigational New Drug (“IND”) enabling non-clinical toxicology studies. Both senolytic molecules are inhibitors of particular members of the Bcl-2 family of apoptosis regulatory proteins which have shown distinct pharmacokinetic profiles in preclinical studies. UNITY intends to complete IND-enabling studies for both molecules prior to selecting the first molecule to advance to a first-in-human study to explore safety and tolerability of this novel mechanism of action for age-related eye diseases. UNITY expects to initiate a Phase 1 safety study for this program in the second half of 2020. The overall clinical program is directed at multiple age-related diseases of the eye, such as age-related macular degeneration, diabetic retinopathy and diabetic macular edema.

Finally, UNITY announced that as of December 31, 2019, UNITY’s cash, cash equivalents and investments were $125.0 million (unaudited). UNITY believes that cash, cash equivalents and investments are sufficient to fund operations into the second half of 2021. UNITY expects to release its audited financial results for fiscal year 2019 on March 11, 2020.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated February 25, 2020.

Forward-Looking Statements

To the extent that statements contained herein are not descriptions of historical facts regarding UNITY, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to UNITY’s understanding of cellular senescence and the role cellular senescence plays in age-related diseases; the potential for UNITY to develop medicines that eliminate senescent cells; the potential benefits, activity, effectiveness and safety of UBX0101 in patients with OA of the knee; the design of, pace of enrollment in, and timing of data read out from UNITY’s Phase 2 OA study; the design of, pace of enrollment in, and timing of data read out from UNITY’s Phase 1b OA study; the mechanism of action and pharmacokinetic profiles of UBX1325 and UBX1967; UNITY’s ability to successfully complete ongoing pre-clinical studies of UBX1325 and UBX1967; the timing of initiation of the first Phase 1 study of UBX1325 or UBX1967 in age-related eye diseases; the potential scope of UNITY’s overall clinical program in age-related eye diseases; and UNITY’s expectations with regard to the sufficiency of its cash runway. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance, or achievements to differ significantly from those expressed or implied by the forward-looking statements. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see UNITY’s reports filed with the Securities and Exchange Commission (“SEC”), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 6, as well as other documents that may be filed by the Company from time to time with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date: February 25, 2020	By:	/s/ Robert C. Goeltz II
Robert C. Goeltz II
Chief Financial Officer